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                                                                   EXHIBIT 21.01

                          CADENCE DESIGN SYSTEMS, INC.
                         SUBSIDIARIES OF THE REGISTRANT

The Registrant's subsidiaries and the state or country in which each is incorporated or organized, are as follows:

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
1Chip Silicon Systems, Inc.                                            Delaware, U.S.A.
849 College Avenue, Inc.                                               California, U.S.A
Altius Solutions, Inc.                                                 California, U.S.A
Ambit Design Systems, Inc.                                             California, U.S.A
Arkos Design, Inc.                                                     California, U.S.A
Beijing Cadence Electronics Technology Co., Ltd.                       China
Cadence China Ltd.                                                     Hong Kong
Cadence Credit Corporation                                             Delaware, U.S.A
Cadence Design Centre LLC                                              Russia
Cadence Design Foundry, Inc.                                           Delaware, U.S.A
Cadence Design Foundry UK Ltd.                                         United Kingdom
Cadence Design Services Y.K.                                           Japan
Cadence Design Systems (Canada) Limited                                Canada
Cadence Design Systems (Cyprus) Limited                                Cyprus
Cadence Design Systems (India) Private Ltd.                            India
Cadence Design Systems (Ireland) Limited                               Ireland
Cadence Design Systems (Israel) Limited                                Israel
Cadence Design Systems (Japan) B.V.                                    Netherlands
Cadence Design Systems (S) Pte Ltd.                                    Singapore
Cadence Design Systems (Taiwan) B.V.                                   Netherlands
Cadence Design Systems AB                                              Sweden
Cadence Design Systems Asia Ltd.                                       Hong Kong
Cadence Design Systems B.V.                                            Netherlands
Cadence Design Systems GmbH                                            Germany
Cadence Design Systems IB.V                                            Netherlands
Cadence Design Systems Limited                                         United Kingdom
Cadence Design Systems S.A.s.                                          France
Cadence Design Systems Business Services Limited Liability Company     Hungary
Cadence International Sales Corporation                                U.S. Virgin Islands
Cadence Korea Ltd.                                                     Korea
Cadence Netherlands B.V.                                               Netherlands
Cadence Nippon Finance, LLC                                            Delaware, U.S.A
Cadence Receivables Consolidation Corporation                          Delaware, U.S.A
Cadence Receivables Corporation                                        Delaware, U.S.A
Cadence Receivables Credit YK                                          Japan
Cadence Taiwan, Inc.                                                   Taiwan
Cadence Technology, Inc.                                               Delaware, U.S.A
Cadence Technology Limited                                             Ireland
Castlewilder                                                           Ireland
Celestry Design Technologies, Inc.                                     California, U.S.A
Celestry Design Technologies (Singapore) Pte Ltd.                      Singapore
Celestry Design Technologies (Taiwan) Co., Ltd.                        Taiwan
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
Celestry Design Technologies GmbH                                    Germany
Celestry Design Technologies Beijing Co., Ltd.                       China
Cooper & Chyan Technology, Inc.                                      Delaware, U.S.A
Daffodil Acquisition II, Inc.                                        Delaware, U.S.A
Daffodil Acquisition LLC                                             California, U.S.A
Daffodil Acquisition, Inc.                                           Delaware, U.S.A
Design Acceleration, Inc.                                            California, U.S.A
Detente Technology, Inc.                                             California, U.S.A
Diablo Lighting, Inc.                                                California, U.S.A
Diablo Research Company LLC                                          California, U.S.A
Get2Chip.com, Inc.                                                   California, U.S.A
Get2Chip.com.GmbH                                                    Germany
JTA Research Incorporated                                            California, U.S.A
K2 Technologies, Inc.                                                Utah, U.S.A
Microsim Corporation                                                 California, U.S.A
Orcad, Inc.                                                          Delaware, U.S.A
QDA, Inc.                                                            California, U.S.A
Quickturn Design Systems Asia, Inc.                                  California, U.S.A
Quickturn Design Systems GmbH                                        Germany
Quickturn Design Systems International, Inc.                         California, U.S.A
Quickturn Design Systems, Inc.                                       Delaware, U.S.A
River Oak Place Associates                                           California, U.S.A
Seely Avenue Corp.                                                   California, U.S.A
Seely Properties, Inc.                                               California, U.S.A
Silicon Perspective Corporation Canada                               Canada
Silicon Perspective (Holding) Corporation                            California, U.S.A
Silicon Perspective S.A.R.L.                                         France
Simon Software, Inc.                                                 California, U.S.A
Simplex Solutions GmbH                                               Germany
Simplex Solutions Ltd.                                               Israel
Simplex Solutions UK Ltd.                                            United Kingdom
Simplex Special Purpose, Inc.                                        Delaware, U.S.A
Speedsim, Inc.                                                       Delaware, U.S.A
SpinCircuit, Inc.                                                    Delaware, U.S.A
Symbionics Group Limited                                             United Kingdom
Synthesia AB                                                         Sweden
Tality, LP                                                           Delaware, U.S.A
Tality Canada B.V.                                                   Netherlands
Tality Canada Corporation                                            Canada
Tality Holdings BV                                                   Netherlands
Tality Holdings, Inc.                                                Delaware, U.S.A
Tality India Services Private Ltd.                                   India
Unicad, Inc.                                                         Massachusetts, U.S.A
Verplex International, Inc.                                          California, U.S.A
Verplex Systems, Inc.                                                California, U.S.A
Verplex Systems Limited                                              United Kingdom
Verplex Systems GmbH                                                 Germany
Verplex (Israel) Ltd.                                                Israel
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